Exhibit 10.2

SECURED TERM NOTE

$2,500,000.00	Dublin, Ohio
April 10, 2022

FOR VALUE RECEIVED, NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation with an address of 4995 Bradenton Ave #240, Dublin, OH 43017, (the “Borrower”) hereby promises to pay to the order of JOHN K. SCOTT, JR., an individual (the “Lender”) in the lawful money of the United States of America, at such place as Lender may from time-to-time designate the original principal sum of up to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), or such amount that may be advanced under the Loan Agreement (as defined below) plus interest at the rate of 8%, compounded monthly, on the unpaid principal amount of this Note from time to time outstanding from the date hereof calculated on the number of days actually elapsed in a 360-day year.

All overdue amounts under this Note shall accrue interest at shall mean twelve percent (12%) in cash per annum based on the actual number of days elapsed in a 360-day calendar year, effective as of the date of default, and shall be due and payable on demand. All payments hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments.

This Note is the Secured Term Note referred to in, and evidences indebtedness incurred under that certain Stock Exchange and Loan Agreement dated contemporaneously with this Agreement (herein, as amended, restated, modified or supplemented, the “Purchase Agreement”) between the undersigned and Lender, to which Purchase Agreement reference is made for a statement of the terms and provisions thereof, including those under which Borrower is permitted and required to make prepayments of such indebtedness and under which such indebtedness may be declared to be immediately due and payable. All capitalized terms used, but not defined, herein shall have the meanings given them in the Purchase Agreement.

The Borrower further promises to pay to the order of the Lender installments of principal, and interest at the rates per annum on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full, on the dates and in the amounts specified in the Loan Agreement.

As security for the payment in full of all of the Maker’s obligations under this Note (and any extension, renewal, refinancing, reissuance, amendment and restatement, increase, refunding or other modification thereof), the Borrower hereby pledges and assigns to Lender, as the Secured Party under the Security Agreement described below, and grants to Lender a continuing lien on and security interest in, all of the Borrower’s right, title and interest in, to and under all of the Borrower’s assets, whether now owned or existing or hereafter arising or acquired and wheresoever located, together with all products and proceeds of the foregoing (the “Collateral”) as provided in that certain Security Agreement executed in connection herewith of even date. Lender shall have, in addition to the rights and remedies contained herein or in any other instruments, documents or other agreements heretofore, now or hereafter executed by the Borrower and delivered to Lender (all such documents, collectively, as amended and in effect from time to time, the “Loan Documents”), all of the rights and remedies of a secured party under the Uniform Commercial Code of Delaware, or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the Colorado Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any Colorado Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If Lender commences a proceeding to enforce any provision of this Agreement, then Lender shall be reimbursed by the Borrower for its attorneys’ fees and other costs and expenses incurred with the investigation preparation and prosecution of such proceeding.

[Signature page follows]

BORROWER: NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Michael Rosol Ph.D
Name: Michael Rosol Ph.D Its: Chief Medical Officer (principal executive officer)